PROMISSORY NOTE

November 1, 1999                             Denver, Colorado
$2,816,851



    Delta Petroleum Corp, referred to herein as "MAKER", agrees to pay to the Order of Grandhaven LLC referred to herein as "HOLDER", or order, the sum of $2,816,851 (two million eight hundred sixteen thousand eight hundred fifty one & no/100 Dollars), together with the agreed upon fee of $28,169 (twenty eight thousand one hundred sixty nine & no/00 Dollars) at 1407 Larimer Street, Suite 300, Denver, Colorado, with interest thereon at rate of 18% per annum, simple interest.

The full amount of principal, fee and interest due herein shall be payable on January 31, 2000.

This note is payable in U.S. Dollars. At any time the maximum rate of interest applicable to this transaction shall not exceed the legal maximum rate of interest for a note of this type. Any sums paid in excess of any lawful limitation shall be applied to principal.

After default herein, this note will bear interest at the highest legal rate for this type of note until paid in full. Upon any default, MAKER agrees to pay a reasonable attorney's fee for any and all services of an attorney, whether in or out of court, and for appeal and post judgment collection legal services.


Dated:


s/Roger A. Parker
Roger A. Parker, President, Delta Petroleum Corp, MAKER

                       PERSONAL GUARANTEE

The undersigned, in consideration of the extension of credit by HOLDER to MAKER, unconditionally personally guarantee the full and prompt payment of principal, interest, and any collection costs, including attorney's fees to HOLDER. The undersigned consent to any extensions which may be made from time to time between MAKER and HOLDER, and consents to the release or substitution of any collateral.

READ CAREFULLY: You are executing a legally binding obligation to pay this debt should the primary maker fail or refuse to do so.
This may mean that you might be called on to pay this debt and collection costs.


S/Roger A. Parker
Roger A. Parker, Guarantor


s/Aleron H. Larson, Jr.
Aleron H. Larson, Jr., Guarantor


                               SECURITY AGREEMENT



Grandhaven LLC, referred to herein as SECURED PARTY, and Delta
Petroleum Corp., referred to as DEBTOR, agree:

Delta Petroleum Corp., DEBTOR, grants a security interest in the following property to Grandhaven LLC, SECURED PARTY:

All wells as further described in Exhibit "All attached hereto

This security agreement is made to secure an indebtedness of Delta Petroleum Corp. to Grandhaven LLC, described as follows:

A promissory note, in the original principal amount of $2,816,851
(two million eight hundred sixteen thousand eight hundred fifty one & no/100 Dollars) dated November 1, 1999

This security interest is also given to secure any other debts which may be owed by Delta Petroleum Corp. to Grandhaven LLC from time to time.

DEBTOR warrants to SECURED PARTY that the property in which a security interest is granted is subject to no other liens, charges or encumbrances and that there are no financing statements or other lien notices on file regarding debtor that might create a lien on the property secured herein.

DEBTOR shall maintain the collateral in good repair, ordinary wear and tear excepted, and shall insure the same for its full value. DEBTOR shall provide to secured party certificates of insurance. SECURED PARTY shall be named as a loss payee on a long form standard loss payable clause. Should DEBTOR fail to maintain such coverage, SECURED PARTY may obtain the same and DEBTOR shall pay SECURED PARTY for the same, together with interest at the highest legal rate on the amounts advanced by the SECURED PARTY.

Upon default, as is defined herein, SECURED PARTY shall have all of the rights given to a secured party under the Uniform
Commercial Code, Article 9.

Default shall be defined as:

1. Any failure to comply with any covenant of the indebtedness secured by this agreement, including but not limited to a failure to timely pay as provided;

2. The entry of a judgment, tax lien or other charge against the DEBTOR which is not satisfied or superseded within thirty days of inception;

3.  Such other commercially reasonably reason that leads SECURED
    PARTY to believe that its security is in peril.

DEBTOR shall execute any and all financing statements or other documents which are requested by SECURED PARTY and which SECURED
PARTY determines is necessary to perfect SECURED PARTY'S LIEN.

DEBTOR appoints SECURED PARTY agent as its agent to file and any all financing statements which may be necessary or required to perfect SECURED PARTY' s security interest, and DEBTOR authorizes
SECURED PARTY to execute the same for DEBTOR.

This document represents the entire agreement between the parties, and there are no agreements or representations which are not stated herein. This agreement may not be modified unless it is in writing and signed by both parties.

Dated:  11/1/99

For Grandhaven LLC, SECURED PARTY:



s/Brian Fleischmann, V. P.


For Delta Petroleum Corp., DEBTOR:

s/Roger A. Parker, President


                           EXHIBIT "A"

Attached to and made a part of that certain Promissory Note dated
November 1, 1999 between Grandhaven LLC and Delta Petroleum Corp.



LEASE NAME                   FIELD NAME                  WI%       NRI%

Buamgartner Federal #1      Carlsbad East               43.75     35.37
Hunker Com #1               Carlsbad East                 0        3.74
Reeves Federal #2           Carlsbad Morrow East        75.00     61.15
Garner, EJ Com #1           Carlsbad Wolfcamp East      75.00     61.15
Pecos Federal Com #1        Carlsbad Wolfcamp East      73.44     61.40
Reeves Federal #1           Carlsbad Wolfcamp East      75.12     62.18
Toothman Gas Com #1         Carlsbad Wolfcamp East      65.63     54.69
State #36-2                 Carlsbad Morrow East        75.00     63.32
State #36-1                 Carlsbad Wolfcamp East      75.00     63.32
Nix-Yates #1                Carlsbad Wolfcamp East      73.43     57.79
Steele LM Trust #1          Duncan Slough SW            41.50     33.70